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                                                                  Rule 424(b)(3)
                                                              Reg. No. 333-46055


                                BROOKE GROUP LTD.

                    SUPPLEMENT NO. 10 DATED DECEMBER 11, 1998
                        TO PROSPECTUS DATED MAY 29, 1998



                  The Prospectus of Brooke Group Ltd. (the "Company") dated May 29, 1998 relating to the Company's common stock, $.10 par value per share (the "Common Stock"), is hereby supplemented as follows:

                              SELLING STOCKHOLDERS

                  The table set forth on pages 52 to 59 of the Prospectus is supplemented to include information concerning the following additional Selling Stockholders.

                                                                                                            NO. OF SHARES
                                                    SHARES OF COMMON                SHARES OF                OF COMMON
                                                    STOCK OWNED PRIOR              COMMON STOCK             STOCK OWNED
            SELLING STOCKHOLDERS                       TO OFFERING                BEING OFFERED            AFTER OFFERING(1)
            --------------------                    -----------------             -------------            -----------------
William F. Bauer                                           66                           66                         0
Dorothy Fruman, Lee Fruman,                               283                          283                         0
    Marshall Fruman, Dale Fruman
Pubco Corporation                                       1,665                        1,665                         0
Wheat First Securities                                     11                           11                         0







(1) The calculation of the number of shares of the Company's common stock owned after the offering assumes the sale of all shares offered hereby.